Exhibit 99



Form 3 Joint Filer Information

Name:				Omicrom Reservations Management, Inc.

Address:			P.O. Box 20706
				Atlanta, Georgia 30320

Designated Filer:		Delta Air Lines, Inc.

Issuer & Tickler Symbol:	Orbitz, Inc. (ORBZ)

Date of Event
  Requiring Statement:	12/16/03

Signature:			By:	s/James Coblin
					Secretary